Exhibit 10.1

NATURAL ALTERNATIVES

INTERNATIONAL, INC.

1999 OMNIBUS

EQUITY INCENTIVE PLAN

AS ADOPTED EFFECTIVE

MAY 10, 1999,

AMENDED EFFECTIVE

JANUARY 30, 2004,

AND

FURTHER AMENDED EFFECTIVE

DECEMBER 3, 2004

i

ii

iii

NATURAL ALTERNATIVES INTERNATIONAL, INC.

1999 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

This Plan was originally adopted by the Board effective May 10, 1999. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications, and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) and Stock Appreciation Rights. Terms defined herein shall have the meanings set forth in “Article 21 — Definitions.”

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2. DEFINITIONS.

2.1. “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

2.2. “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

2.3. “Board” means the Company’s Board of Directors, as constituted from time to time.

2.4. “Change in Control” shall mean:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.5. “Code” means the Internal Revenue Code of 1986, as amended.

2.6. “Committee” means a committee of the Board, as described in Article 21.

2.7. “Common Share” means one share of the common stock of the Company.

2.8. “Company” means Natural Alternatives International, Inc., a Delaware corporation.

2.9. “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

2.10. “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

2.11. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12. “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

2.13. “Fair Market Value” means with respect to each Common Share the last reported sale price of the Company’s Common Shares sold on the principal national securities exchanges on which the Common Shares are at the time admitted to trading or listed, or, if there have been no sales of any such exchange on such day, the average of the highest bid and lowest ask price on such day as reported by the Nasdaq system, or any similar organization if the

Nasdaq is no longer reporting such information, either (i) on the date which the notice of exercise is deemed to have been sent to the Company (the “Notice Date”) or (ii) over a period of five (5) trading days preceding the Notice Date, whichever of (i) or (ii) is greater. If on the date for which the current fair market value is to be determined, the Common Shares are not listed on any securities exchange or quoted on the Nasdaq system or the over-the-counter market, the current fair market value of Common Shares shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for Common Shares sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of the Company, unless prior to such date the Company has become subject to a binding agreement for a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Shares shall be deemed to be the value to be received by the holders of the Company’s Common Shares for each share thereof pursuant to the Company’s acquisition. Such determination shall be conclusive and binding on all persons.

2.14. “ISO” means an incentive stock option described in Section 422(b) of the Code.

2.15. “NSO” means a stock option not described in Sections 422 or 423 of the Code.

2.16. “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

2.17. “Optionee” means an individual or estate who holds an Option or SAR.

2.18. “Outside Director” shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

2.19. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.20. “Participant” means an individual or estate who holds an Award.

2.21. “Plan” means this Natural Alternatives International, Inc. 1999 Omnibus Equity Incentive Plan, as amended from time to time.

2.22. “Restricted Share” means a Common Share awarded under the Plan.

2.23. “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

2.24. “SAR” means a stock appreciation right granted under the Plan.

2.25. “SAR Agreement” means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

2.26. “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

2.27. “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

2.28. “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

2.29. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1. Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 2,000,000 plus (b) the additional Common Shares described in Sections 3.2 and 3.3. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 11.

3.2. Annual Increase in Shares. As of January 1 of each year, commencing with the year 2005, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of (a) 2.5% of the total number of Common Shares then outstanding or (b) 100,000 Shares.

3.3. Additional Shares. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

3.4. Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4. ELIGIBILITY.

4.1. Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO only when the requirements set forth in section 422(c)(6) of the Code are satisfied.

4.2. Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs under the Plan.

ARTICLE 5. OPTIONS.

5.1. Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2. Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 150,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences may cover up to 175,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

5.3. Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant.

5.4. Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable, which may include vesting requirements and/or performance criteria with respect to the Company and/or the Optionee, provided, however, that an Option granted to a non-officer Employee shall vest at least 20% of the Common Shares per year. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5. Manner of Exercise. An Option shall be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Common Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Stock Option Agreement. Common Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Common Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Common Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Common Shares are issued, except as provided in Article 11 of the Plan.

Exercising an Option in any manner shall decrease the number of Common Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Common Shares as to which the Option is exercised.

5.6. Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitations:

(a) In the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

(b) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

5.7. Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations determined pursuant to the Option Agreement representing such Option.

5.8. Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1. General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2. Surrender of Stock. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3. Net Exercise. Instead of exercising the Option by paying the Exercise Price in cash, check or other appropriate consideration, the Optionee may elect to exercise the Option in whole or in part by receiving Common Shares equal to the value (as determined below) of the Option, or any part hereof, upon surrender of the Option at the principal office of the Company together with the notice of exercise annexed to the Stock Option Agreement in which event the Company shall issue to the Optionee a number of Common Shares computed using the following formula:

X=Y(A-B)
A

Where	X=	the number of Common Shares to be issued to Holder;

	Y=	the number of Common Shares underlying the Option to be exercised;

	A=	the current fair market value of one Common Share; and

	B=	the Exercise Price of the Option.

As used herein, current fair market value of Common Share shall mean with respect to each Common Share the last reported sale price of the Company’s Common Shares sold on the principal national securities exchanges on which the Common Shares are at the time admitted to trading or listed, or, if there have been no sales of any such exchange on such day, the average of the highest bid and lowest ask price on such day as reported by the National Association of Securities Dealers Automated Quotation system (“Nasdaq”), or any similar organization if the Nasdaq is no longer reporting such information, either (i) on the date which the notice of exercise is deemed to have been sent to the Company (the “Notice Date”) or (ii) over a period of five (5) trading days preceding the Notice Date, whichever of (i) or (ii) is greater. If on the date for which the current fair market value is to be determined, the Common Shares are not listed on any securities exchange or quoted on the Nasdaq system or the over-the-counter market, the current fair market value of Common Shares shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for Common Shares sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of the Company, unless prior to such date the Company has become subject to a binding agreement for a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Shares shall be deemed to be the value to be received by the holders of the Company’s Common Shares for each share thereof pursuant to the Company’s acquisition.

6.4. Exercise/Sale. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.5. Exercise/Pledge. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.6. Promissory Note. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

6.7. Other Forms of Payment. To the extent that this Section 6.7 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. OPTION GRANTS TO OUTSIDE DIRECTORS.

[Intentionally Omitted.]

ARTICLE 8. STOCK APPRECIATION RIGHTS.

8.1. SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

8.2. Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 50,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 75,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

8.3. Exercise Price. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

8.4. Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

8.5. Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company, subject to the following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

8.6. Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

8.7. Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 9. RESTRICTED SHARES.

9.1. Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

9.2. Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

9.3. Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

9.4. Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

9.5. Repurchase Option. Unless the Committee determines otherwise, the Restricted Stock Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason

(including death or disability). The purchase price for Common Shares repurchased pursuant to the Restricted Stock Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine, but at a minimum rate of 20% per year.

ARTICLE 10. STOCK UNITS.

10.1. Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

10.2. Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

10.3. Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

10.4. Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

10.5. Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

10.6. Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

10.7. Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 11. PROTECTION AGAINST DILUTION.

11.1. Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

(b) The limitations set forth in Sections 5.2 and 8.2;

(c) The number of Common Shares covered by each outstanding Option and SAR;

(d) The Exercise Price under each outstanding Option and SAR; or

(e) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2. Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3. Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(a) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(b) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(c) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(d) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(e) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 12. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

ARTICLE 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

14.1. Effective Date. No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

14.2. Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 14 shall be filed with the Company on the prescribed form.

14.3. Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 15. LIMITATION ON RIGHTS.

15.1. Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

15.2. Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

15.3. Conditions Upon Issuance of Common Shares.

(a) Legal Compliance. Common Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Common Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act, as amended, the Exchange Act, the securities laws of applicable states, the rules and regulations promulgated thereunder, applicable laws, and the requirements of any stock exchange or quotation system upon which the Common Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations Re: Federal Securities Laws. The Common Shares underlying the Awards, as of the date the Plan was approved by the Board, have not been registered under the Securities Act. The Participant shall be required to represent that if Awards are exercised in whole or in part at a time when there is not in effect, under the Securities Act, a registration statement applicable to the Common Shares issuable upon exercise, then the purchase of such Common Shares shall be subject to obtaining such representation, warranties and covenants from the Participants as the Committee shall determine, including:

(i) Investment Intent. Participant is acquiring the Common Shares for its own account, not as a nominee or agent, and not with a view to their resale or distribution and is prepared to hold the Common Shares for an indefinite period and has no present intention to sell, distribute, or grant any participating interests in the Common Shares. Participant acknowledges the Common Shares have not been registered under the Securities Act or the securities laws of any other state, province or country (collectively, with the 1933 Act, the “Securities Laws”), and that the Company is issuing the Common Shares to it in reliance on such representations.

(ii) Restricted Securities. Participant confirms it has been informed that the Common Shares may not be resold or transferred unless such Common Shares are first registered under the applicable Securities Laws or unless an exemption from such registration is available.

(iii) Investment Experience. In connection with the investment representations made, Participant represents that it is able to fend for itself in the transactions contemplated by the Plan, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment, and has been furnished with and has had access to such information as is normally made available in the form of a registration statement, together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

(iv) Disposition of Shares. Participant shall make no disposition of the Common Shares, unless and until:

(1) Participant shall have complied with all requirements of the Plan and any stock exchange on which such Common Shares (or any substituted securities) may be listed;

(2) Participant shall have notified the Company of the proposed disposition and furnished it with a written summary of the terms and conditions of the proposed disposition; and

(3) Participant shall have provided an opinion to the Company’s counsel (at its expense), in form and substance reasonably satisfactory to the Company, that (i) the proposed disposition does not require registration of the Common Shares under the applicable Securities Laws or (ii) all appropriate action necessary for compliance with the registration requirements of the applicable Securities Laws or of any exemption from registration available under the applicable Securities Laws has been taken.

ARTICLE 16. WITHHOLDING TAXES.

16.1. General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

16.2. Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE 17. FUTURE OF THE PLAN.

17.1. Term of the Plan. The Plan, as set forth herein, shall become effective on May 10, 1999. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 which was approved by the Company’s stockholders.

17.2. Amendment or Termination. The Board may at any time amend, alter, suspend or terminate the Plan for any reason.

17.3. Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent requested by applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Shares are listed or quoted. Such stockholder approval, if required shall be obtained in such a manner and to such a degree as is required by the applicable laws, rules or regulations.

17.4. Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company unless such amendment, alteration, suspension or termination is required to enable an Option designated as an Incentive Stock Option to qualify as a Nonqualified Stock Option or is necessary to comply with any applicable laws or government regulations.

ARTICLE 18. LIMITATION ON PARACHUTE PAYMENTS.

18.1. Scope of Limitation. This Article 18 shall apply to an Award unless the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall not be subject to this Article 18. If this Article 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

18.2. Basic Rule. In the event that the independent auditors most recently selected by the Board (the “Auditors”) determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 18, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

18.3. Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 18, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

18.4. Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

18.5. Related Corporations. For purposes of this Article 18, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

ARTICLE 19. INDEMNIFICATION.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company and any Parent or Subsidiary, members of the Committee and any officers or employees of the Company and any Parent or Subsidiary to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

ARTICLE 20. PROVISION OF INFORMATION.

At least annually, copies of the Company’s annual report or Form 10-K for the just-completed fiscal year shall be made available to each Participant and purchaser of Common Shares upon exercise of an Award. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information.

ARTICLE 21. ADMINISTRATION.

21.1. Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

21.2. Powers of the Committee. Subject to the provisions of the Plan, and, subject to the specific duties delegated by the Board to such Committee, the Committee shall have the authority, in its discretion:

(a) to determine the Fair Market Value of the Common Stock, in accordance with Section 2 of the Plan;

(b) to select the Consultants and Employees to whom Awards may be granted hereunder;

(c) to determine whether and to what extent Awards or any combination thereof are granted hereunder;

(d) to determine the number of Common Shares to be covered by each Award granted hereunder;

(e) to approve forms of agreement for use under the Plan;

(f) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Awards or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(g) to construe and interpret the terms of the Plan;

(h) to prescribe, amend and rescind rules and regulations relating to the Plan;

(i) to determine whether and under what circumstances an Award may be settled in cash instead of Common Shares or Common Shares instead of cash;

(j) to reduce the exercise price of any Award;

(k) to modify or amend each Award (subject to Section 17 of the Plan);

(l) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;

(m) to determine the terms and restrictions applicable to Awards and any Restricted Stock; and

(n) to make all other determinations deemed necessary or advisable for administering the Plan.

21.3. Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 21.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 21.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 22. EXECUTION.

To record the adoption of the Plan, as amended, by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Mark A. LeDoux
Mark LeDoux, Chief Executive Officer